Exhibit 10.1

KIBUSH CAPITAL CORP.

(A Nevada Corporation)

UNANIMOUS CONSENT OF THE BOARD OF DIRECTORS

OF

KIBUSH CAPITAL CORP.

We do hereby certify that at a meeting of the Board of Directors of Kibush Capital Corp., a Nevada corporation, the following resolution, upon motions made, seconded and carried, was duly adopted and is now in full force and effect:

WHEREAS, the Board of Directors of the Corporation deem it in the best interests of the Corporation to extend the S1 which went effective October 25th 2019, for a further period of 12 months, ending April 30th 2021.

NOW, THEREFORE, BE IT RESOLVED, that the Corporation is hereby authorized to extend the period without any further action or confirmation by the Corporation;

The undersigned, do hereby certify that we are members of the Board of Directors of the Corporation; that the attached is a true and correct copy of resolutions duly adopted and ratified at a meeting of the Board of Directors of the Corporation duly convened and held in accordance with its by-laws and the laws of the State of Nevada, as transcribed by us from the minutes; and that the same have not in any way been modified, repealed or rescinded and are in full force and effect.

IN WITNESS WHEREOF, We have hereunto set our hands as Members of the Board of Directors of the Corporation as of April 15, 2020.

Warren Sheppard, Director